Exhibit 99.1

NEWS

For Immediate Release

GLOBALSTAR AND ARIANESPACE SIGN AGREEMENT

REGARDING LAUNCH DELAY COSTS

Resolution paves way for fourth launch and completion of Globalstar second-generation satellite constellation

Covington, LA. -- (September 18, 2012) – Globalstar, Inc. (NASDAQ:GSAT), and launch services provider Arianespace have entered into an agreement regarding the additional amounts that Globalstar will pay to cover costs associated with the delays experienced during three prior launch campaigns.  This resolution permits Globalstar and Arianespace to complete the fourth launch campaign under their current Launch Services Agreement.

Globalstar anticipates that satellite manufacturer Thales Alenia Space will complete the Pre-Shipment Reviews of the final six spacecraft purchased under the terms of the 2009 contract in the upcoming weeks in Rome. Once completed, the fourth launch campaign can begin. Due to available launch windows and the upcoming end-of-year holiday season, the fourth launch is now anticipated in early 2013.  Globalstar will provide additional information regarding the specific launch date in the near future once its plans are confirmed with the launch participants.

“We are only months away from completing the fourth launch of our second-generation satellites to re-establish Globalstar’s preeminent position within the Mobile Satellite Industry,” said Jay Monroe, Chairman and Chief Executive Officer of Globalstar.  “With our landline quality voice service, industry leading handset data speeds, high quality innovative M2M data solutions and low cost pricing plans, we are ready to mix it up in the MSS marketplace.”

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, the SPOT Satellite GPS Messenger and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. All SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release may contains certain statements such as, “Due to available launch windows and the upcoming end-of-year holiday season, the timing for the fourth launch is now anticipated for early 2013,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding the Company’s ability to develop and expand its business, its anticipated capital spending (including for future satellite procurements and launches), its ability to manage costs, its ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in its industry on the Company and its competitors, its anticipated future revenues, its anticipated financial resources, its expectations about the future launches and operational performance of its satellites (including their projected operational lives), the expected strength of and growth prospects for the Company’s existing customers and the markets that it serve, commercial acceptance of its new Simplex products, including its SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by the Company or its independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Globalstar undertakes no obligation to update any such statements. Additional information on factors that could influence the Company’s financial results is included in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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